EXHIBIT 99.1

                                   INFOSONICS
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  5880 Pacific Center Blvd, San Diego, CA 92121 858-373-1600 www.infosonics.com
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INFOSONICS CORPORATION

Jeffrey A. Klausner, Chief Financial Officer
858-373-1600

              INFOSONICS CORPORATION SIGNED EXCLUSIVE DISTRIBUTION
                   AGREEMENT WITH VK MOBILE FOR THE AMERICAS

SAN DIEGO, CA, November 22, 2004- InfoSonics Corporation (AMEX: IFO), one of the largest distributors of wireless handsets in the United States and Latin America, today announced that it has been appointed as the sole representative of VK Mobile handsets in North, Central and South America. InfoSonics will carry VK Corporation's full line of handsets and accessories, including both GSM and CDMA offerings.

VK Corporation (KOSDAQ: 048760.KQ) is one of the four largest Korean handset manufacturers. VK currently sells products in Asia and Europe for carriers such as Vodaphone (U.K.), SK Telecom (Korea) and China Mobile (China). VK has manufacturing facilities in both Korea and China producing GSM and CDMA handsets. VK will offer a limited product line for the region during Q4 2004, with a more extensive product offering in 2005. Products can be viewed at www.infosonics.com
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"InfoSonics is proud to have the opportunity to represent VK in the Americas. We believe that VK has the technological and product expertise while InfoSonics provides sales, marketing and relationships in the region," stated Joseph Ram, President and CEO of InfoSonics. "Our strategy has always been to expand our product line and deliver innovative, high-value products to our retail and carrier customers, and the VK products will be an important addition to our line-up in the future."

"We look forward to InfoSonics being a critical component to our success in the Americas for many years to come," said Danny Lee, President of VK Corporation. "Partnering with such a reputable organization is beneficial not only because of its expertise in these markets, but also because of its established relationships with numerous carriers and retailers made sense. Both InfoSonics and VK will benefit from the increased regional capabilities that this partnership brings."

About InfoSonics Corporation
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InfoSonics is one of the largest distributors of wireless handsets and accessories in the United States and Latin America. For the wireless telecommunications industry, InfoSonics provides flexible and cost effective solutions, including purchasing, marketing, selling, warehousing, order

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assembly, programming, packing, shipping, and delivery. InfoSonics supports the manufacturers in moving their products to agents, resellers, distributors, independent dealers, retailers and wireless network operators in the U.S. and Latin America. For additional information, please visit http://www.infosonics.com.
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The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Some of these uncertainties and risks include, but are not limited to, the demand for our products, our ability to obtain our products from our suppliers, our ability to maintain commercially feasible margins given significant competition, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. InfoSonics undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks described in other documents that InfoSonics files from time to time with the Securities and Exchange Commission ("SEC"), including the final prospectus filed June 18, 2004, in connection with the Company's initial public offering.

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